Lyle B. Stewart, P.C.
                      3751 South Quebec Street
                       Denver, Colorado  80237
                         Tel.:  303-267-0920
                         Fax:  303-267-0922

                                                 September 17, 1999



United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549-1004

      Re:  The Quizno's Corporation
           Commission File No. 000-23174
           Definitive Proxy Material

Dear Sir or Madam:

           On behalf of my client, The Quizno's Corporation (the "Corporation"), and pursuant to Rule 101(a)(1)(iii) under Regulation S-T promulgated by the U.S. Securities and Exchange Commission, we are filing herewith the definitive copy of the Proxy Statement and form of Proxy Card relating to the upcoming annual meeting of the Corporation, scheduled for September 27, 1999. The form of Proxy Card is attached at the end of the enclosed Proxy Statement. The Company will mail its definitive Proxy Statement to its shareholders, accompanied by a copy of its Annual Report to Shareholders on or about September 17, 1999.

           Copies of the two stock option plans regarding which the shareholders are being asked to approve increases of shares authorized for issuance at the upcoming Annual Meeting and about which information is included in the Proxy Statement, the Employee Stock Option Plan and the Restated and Amended Non-Employee Directors and Advisors Stock Option Plan, are attached hereto, as Exhibit A and Exhibit B, respectively, after the form of Proxy Card, as required by Item 10 of Schedule 14A. As also required by Instruction 5 of Item 10, the Commission is advised that the Corporation will file a new registration statement pursuant Paragraph E of the General Instructions to Form S-8, incorporating the contents of the currently effective Registration Statement on Form S-8 (Reg. No. 333-45549), which covers both of these Plans, promptly after the Annual Meeting, if the proposals are approved, to increase the number of shares authorized under the Plans that are registered with the Commission.

           If you have any questions with respect to this filing, please contact the undersigned at the telephone numbers above.

                                    Very truly yours,
                                    /s/ Lyle B. Stewart

                      SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                       [Amendment No. ______]


Filed by Registrant  X

Filed by a Party other than the Registrant  __

            Check the appropriate box:

__    Preliminary Proxy Statement

__ Confidential, for Use of the Commission Only ( as permitted by Rule 14a-6(e)(2))

X     Definitive Proxy Statement

__    Definitive Additional Materials

____  Soliciting   Material   Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

      The Quizno's Corporation
          (Name of Registrant as Specified in Its Charter)

      The Quizno's Corporation
             (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

X No fee required.

____  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth amount on which filing fee is calculated and state how it was determined.

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:


____  Fee paid previously with preliminary materials.

____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                      THE QUIZNO'S CORPORATION
                         1415 Larimer Street
                        Denver, Colorado 80202

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         September  27, 1999


To the Shareholders of
The Quizno's Corporation:


   The 1999 Annual Meeting of Shareholders (the "Annual Meeting") of The Quizno's Corporation, a Colorado corporation (the "Company"), will be held on Monday, September 27, 1999, at 10:00 a.m. (Denver time), at the Oxford Hotel, 1600 17th Street, Denver, Colorado 80202, for the following purposes:


           1) to elect six directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;


           2) to ratify and approve an increase from 320,000 to 670,000 in the number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), reserved for issuance upon exercise of options pursuant to the Company's Employee Stock Option Plan;


           3) to ratify and approve an increase from 140,000 to 200,000 in the number of shares of the Company's Common Stock, reserved for issuance upon exercise of options pursuant to the Company's Restated and Amended Non-Employee Directors and Advisors
Stock Option Plan;


           4) to ratify the selection by the Board of Directors of Ehrhardt Keefe Steiner & Hottman, P.C. as independent auditors of the Company for the 1999 fiscal year; and

           5) to transact such other business as may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.


   The Board of Directors has fixed the close of business on Tuesday, September 14, 1998, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available, upon written demand, for inspection during normal business hours by any shareholder of the Company prior to the Annual Meeting, for a proper purpose, at the Company's offices located at the address set forth above. Only shareholders of record on the record date are entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments or postponements thereof.

   A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, a Proxy Statement and a proxy card accompany this notice. These materials will be sent to shareholders on or about September 17, 1999.

   Shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, please complete and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted a proxy card.

                                    By Order of the Board of Directors,

                                /s/ Richard F. Schaden
                                    RICHARD F. SCHADEN
                                    Secretary
Denver, Colorado
September 14, 1999

                      THE QUIZNO'S CORPORATION
                         1415 Larimer Street
                       Denver, Colorado  80202

                           PROXY STATEMENT


                   Annual Meeting of Shareholders
                  To Be Held on September 27, 1999


   This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of The Quizno's Corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at its 1999 Annual Meeting of Shareholders to be held on Monday, September 27, 1999, at 10:00 a.m. (Denver time), at the Oxford Hotel, 1600 17th Street, Denver, Colorado 80202, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998 (the "Annual Report"), will be mailed to shareholders on or about September 17, 1999. The Annual Report is not incorporated by reference into the Proxy Statement, and is not to be considered a part of the Company's proxy solicitation materials.


                      PURPOSE OF ANNUAL MEETING

   At the Annual Meeting, shareholders will be asked to (i) elect six directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; (ii) approve an increase from 320,000 to 670,000 in the number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), reserved for issuance upon exercise of options pursuant to the Company's Employee Stock Option Plan; (iii) to approve an increase from 140,000 to 200,000 in the number of shares of the Company's Common Stock, reserved for issuance upon exercise of options pursuant to the Company's Non-Employee Directors and Advisors Stock Option Plan; (iv) ratify the selection by the Board of Ehrhardt Keefe Steiner & Hottman, P.C. as the Company's auditors for the year ending December 31, 1999 ("Fiscal 1999"); and (v) transact such other business as may properly come before the Annual
Meeting. The six candidates receiving the most votes shall be elected, if a quorum is present. The proposals in items (ii) and (iii) above will be approved by shareholders if a majority of votes present or represented and entitled to vote at the meeting vote in favor of the proposals. Action on other matters will be approved by the shareholders if the number of votes cast for the action exceeds the number of votes cast against the action, and a quorum is present. The Board recommends a vote "FOR" the election of the six nominees for director of the Company listed below, the approval of the two proposals in items (ii) and
(iii) above, and the ratification of Ehrhardt Keefe Steiner & Hottman, P.C. as the Company's auditors for Fiscal 1999.


   Richard F. Schaden and Richard E. Schaden (the "Schadens") have informed the Company that they may offer one or more nominations for election to the Board of Directors of the Company from the floor at the Annual Meeting. Nominations for the Company's Board of Directors will be accepted from the floor. However, the proxies solicited by this Proxy Statement are not being solicited to vote in any way on any such nominees and such proxies will not be voted in any way in response to such nomination or nominations. The proxies solicited by this Proxy Statement will be voted for the six Board nominees, unless a submitted proxy card specifically withholds its authorized votes from one or more of the Board nominees. Only those shareholders who are present at the Annual Meeting in person or by proxy, other than the proxy solicited by this Proxy Statement, will be able to vote on any such nominations on a ballot to be handed out at the Annual Meeting. Under Colorado law and the Company's Bylaws, the nominees, whether from the Board or from the floor, receiving the most votes are elected Directors.

THE SCHADENS WILL VOTE ONLY THEIR OWN SHARES AT THE ANNUAL MEETING AND WILL NOT SOLICIT PROXIES FOR ANY NOMINEE THEY MAY PROPOSE AT THE ANNUAL MEETING. THE ABOVE IS NOT A SOLICITATION OF A PROXY BY THE COMPANY OR ITS MANAGEMENT IN SUPPORT OF ANY NOMINATION OR NOMINATIONS TO BE MADE AT THE ANNUAL MEETING BY THE SCHADENS.


                       QUORUM AND VOTING RIGHTS


   The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on Tuesday, September 14, 1999 (the "Record Date"), will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 3,061,773 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held.


   All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted in favor of (i.e., "FOR") the election of the nominees for director of the Company listed below, the approval of the two proposals in items (ii) and (iii) above, and the ratification of Ehrhardt Keefe Steiner & Hottman, P.C. as the Company's auditors for Fiscal 1999. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of a vote on matters identified in items (i) and (iv) above, although both will count towards the presence of a quorum. In voting on the proposals described in items (ii) and (iii), abstentions will be treated as "no" votes, and broker non-votes will again not be counted as votes cast. Any shareholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy, (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy or (c) submitting a duly executed proxy bearing a later date.

   The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communication, by telephone, telegraph or personal call. Such persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

                       PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information regarding beneficial ownership of the Company's equity securities (common stock and three classes of preferred stock) as of September 14, 1999 , (a) by each person known to the Company to own beneficially more than 5% of the Company's Common Stock, (b) each of the Company's Named Officers and directors and (c) by all executive officers and directors of the Company named herein as a group.

--------------------------------------------------------------------------------



                                                      Class A                 Class C                   Class D
                                          Class A    Preferred    Class C    Preferred    Class D     Preferred
               Common        Common      Preferred     Stock     Preferred     Stock     Preferred       Stock
                Stock         Stock        Stock     Percentage    Stock     Percentage    Stock      Percentage
Name           Owned(1)     Percentage     Owned       Owned       Owned       Owned       Owned         Owned
-------       ----------   ------------  ---------   ----------  ---------   ----------  ----------   ----------



Richard E.
 Schaden       859,264(2)     27.3%        73,000         50%         0           0           0           0

1415 Larimer
 Street
 Denver, CO
 80202

Richard F.
 Schaden       882,667(2)     27.8%        73,000         50%    34,000        20.4%          0           0

11870 Airport
 Way
Broomfield,
CO  80021

Retail &
 Restaurant    415,056(3)     11.9%             0          0          0           0           0           0
 Growth

Capital, L.P.
10000 N. Central
Expressway
Suite 1060
Dallas, TX
75231

Brownell M.
 Bailey         42,000(4)      1.3%             0          0     20,000        12.0%          0           0
10 Parkway
 Drive

Englewood,
CO  80110

Mark L.
 Bromberg       10,000(4)        *              0          0          0           0           0           0
1801 Kings
Isle Drive

Plano, TX
75093

J. Eric
 Lawrence       12,000(4)        *              0          0          0           0           0           0

10000 N.
Central
Expressway
Suite 1060
Dallas, TX
75231

Frederick H.
 Schaden        24,000(4)        *              0          0      2,000         1.1%          0           0
100 South
Wacker
Drive, Suite

860
Chicago,
IL   60606

Robert W.
 Scanlon         6,273(4)         *             0          0          0           0           0           0
1415 Larimer
Street

Denver, CO
80202

Sue A. Hoover    23,074(4)        *             0          0          0           0           0           0
1415 Larimer
Street

Denver, CO
80202

John L.
 Gallivan        13,297(4)        *             0          0          0           0           0           0
1415 Larimer
Street

Denver, CO
80202

Scott K.
 Adams           21,606(4)        *             0          0          0           0           0           0
1415 Larimer
Street

Denver, CO
80202

John F.
 Fitchett         6,273(4)        *             0          0          0           0       1,000          25%
1415 Larimer
Street

Denver, CO
80202

All Executive
 Officers and
 Directors as
 a Group (11
 persons)           1,900,028   55.8%      146,000       100%    56,000        33.5%      1,000          25%

*   Indicates less than 1% of the shares outstanding

(1) The persons named in the table have sole voting power with respect to all shares of Common Stock shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from the date hereof, upon the exercise of options or warrants or conversion of convertible securities. The record ownership of each beneficial owner is determined by assuming that options or warrants or convertible securities that are held by such person and that are exercisable or convertible within sixty (60) days have been exercised or converted. The total outstanding shares used to calculate each beneficial owner's percentage also assumes such options, warrants or convertible securities have be exercised or converted. The Company's Class A and Class C Preferred Stock are currently convertible into Quizno's Common Stock.

(2) Richard E. Schaden and Richard F. Schaden hold all of their Common Stock and Preferred Stock of the Company in a voting trust pursuant to which they are joint voting trustees (excluding 724 shares allocated to Richard E. Schaden under the Company's 401(K) Plan, 2,913 shares owned by Richard E. Schaden as a result of exercising Company stock options and 34,000 shares of Class C Convertible Preferred Stock owned by Richard F. Schaden). However, each of them, individually, has been given a proxy by the voting trust to vote 50% of the shares owned by the voting trust. The remaining duration of the voting trust agreement is 5 years, subject to extension. Of the shares indicated as owned by each of them, 73,000 may be acquired by conversion of Class A Convertible Preferred Stock, 34,000 may be acquired by Richard F. Schaden by conversion of Class C Convertible Preferred Stock, and 4,960 may be acquired by Richard E. Schaden through the exercise of options.

(3) Retail & Restaurant Growth Capital, L.P. ("RRGC"), in connection with a loan to the Company that has since been repaid, has been issued two Warrants by the Company. One is exercisable for 372,847 shares of Common Stock at an exercise price of $3.10, subject to adjustment in certain circumstances. The other is exercisable for 42,209 shares of Common Stock at an exercise price of $5.00 per share, subject to adjustment in certain circumstances.

(4) All of the shares indicated as owned by Messrs. Lawrence, Bromberg, Fitchett and Scanlon may be acquired through the exercise of options by the holder. All of the shares indicated as owned by Messrs. Bailey and Frederick Schaden may be acquired through the exercise of options or conversion of Class C Convertible Preferred Stock by the holder. All of the shares indicated as owned by Messrs. Gallivan and Adams and Ms. Hoover may be acquired through the exercise of options by the holder, except for 1,794 shares, 2,482 shares and 8,000 shares held by each of them, respectively.


                          ELECTION OF DIRECTORS

Nominees

     The Board currently consists of six (6) members: Richard E. Schaden, Richard F. Schaden, Frederick H. Schaden, Brownell M. Bailey, Mark L. Bromberg and J. Eric Lawrence. Mr. Richard E. Schaden and Mr. Richard F. Schaden have been on the Company's Board of Directors since 1991. Messrs. Bailey and Frederick Schaden were elected to the Board in December 1993, just before the Company's initial public offering. Messrs. Lawrence and Bromberg were elected to the Board in 1997. Richard E. Schaden is the son of Richard F. Schaden. Frederick H. Schaden is the brother of Richard F. Schaden. The Board proposes that the six current directors, listed below as nominees, be re-elected as directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each nominee has consented to serve, if elected to the Board. In the event that any nominee is unable to serve as a director at the time of the Annual Meeting (which is not expected), proxies with respect to which no contrary direction is made will be voted "FOR" such substitute nominee as shall be designated by the Board to fill the vacancy.

   The names of the nominees, their ages at the Record Date and certain other information about them are set forth below:

                                 Position(s) with              Director
      Nominee         Age            Company                     Since
-----------------   ------     ----------------------       --------------

Richard E. Schaden    35       President, Chief
                                Executive Officer
                                and Director                    1991

Richard F. Schaden    61       Vice President,
                                Secretary and
                                Director                        1991


Frederick H. Schaden  53       Director                         1993

J. Eric Lawrence      32       Director                         1997

Brownell E. Bailey    46       Director                         1993


Mark L. Bromberg      48       Director                         1997

     Mr. Richard E. Schaden has been President and a Director of the Company since its inception on January 7, 1991. Mr. Schaden had been a principal and the chief operating officer of Schaden & Schaden, Inc., a company that owned and operated Quizno's franchised restaurants from 1987 to 1994 when it was sold to the Company. Mr. Schaden graduated Magna Cum Laude from the University of Colorado with a degree in Business Management and Finance. See "Certain Transactions."

     Mr. Richard F. Schaden has been a Vice President, Secretary and a Director of the Company since its inception on January 7, 1991. Mr. Schaden had been a principal of Schaden & Schaden, Inc., a company that owned and operated Quizno's franchised restaurants from 1987 to 1994 when it was sold to the Company. Mr. Schaden is the founding partner of the law firm of Schaden, Katzman & Lampert with offices in Bloomfield Hills, Michigan and Broomfield, Colorado. Mr. Schaden graduated from the University of Detroit with a Bachelor of Science in Aeronautical Engineering, received his Juris Doctorate from the University of Detroit Law School and is an internationally known, well-published attorney, specializing in aviation law. Prior to entering the legal profession, Mr. Schaden was an aeronautical engineer for Boeing Aircraft and Continental Aviation and Engineering. Mr. Schaden has been on the board of numerous private companies. See "Certain Transactions."

     Mr. Brownell M. Bailey is a self-employed real-estate development consultant, land planner and design engineer. He has been self-employed for over five years. Prior employment included the management of field operations and contract services for the acquisition, development and construction of resort properties, including residential, mixed use, and commercial projects. Mr. Bailey has a B.A. degree from Union College and a B.S. degree in Urban Planning and Engineering from Worcester Polytechnic Institute.

     Mr. Frederick H. Schaden is an Executive Vice President of the Automotive Consulting Group of Aon Consulting, Inc. Aon Consulting, Inc. is a subsidiary of Aon Corporation, a publicly held company with annual revenues of nearly $6 billion. He has been employed by Aon for over 25 years and has served as a senior officer of its affiliates since 1981. Mr. Schaden earned a B.S. in Business Administration from Xavier University in Cincinnati, Ohio. See "Certain Transactions."

     Mr. J. Eric Lawrence has been the General Partner of Retail & Restaurant Growth Capital, L.P. ("RRGC"), a $60 million investment fund focused on providing growth and expansion capital to small businesses in the retail and restaurant industries, since December 1995. RRGC is a Small Business Investment Company, federally licensed by the Small Business Administration. RRGC loaned $2,000,000 to the Company in 1996, which has been paid in full, and Mr. Lawrence serves on the Board pursuant to a contractual arrangement between the Company and RRGC. Mr. Lawrence has been extensively involved in the analysis of the financial, operational and managerial aspects of retail and restaurant companies throughout his career. Prior to RRGC, he served as Vice President of Strategic Retail Ventures, Inc., a boutique financial consulting and private investment firm focusing on the needs of specialty retail and restaurant companies from March 1993 to December 1995. Prior to SRV, Mr. Lawrence was a Senior Consultant with Arthur Andersen, in Dallas, Texas. Mr. Lawrence is a licensed C.P.A., and is a graduate of Southern Methodist University with a B.B.A. in Accounting and Minor in Economics, which included study abroad at Oxford University, Oxford, England.

     Mr. Mark L. Bromberg has been a self-employed management consultant providing strategic planning, positioning and senior management consulting services to the hospitality industry, for over five years. Mr. Bromberg is the former President & CEO of East Side Mario's Restaurants Inc., the Dallas based subsidiary of Pepsico which he grew from one restaurant in 1988 to 30 in 1993 when it was sold to Pepsico. Mr. Bromberg has been the founder and President of a number of causal dining restaurant chains, including Mr. Greenjeans, Ginsberg & Wong and Lime Rickey's and served as President of Prime Restaurant Group, the largest privately-held restaurant chain in Canada. He holds a B.S. and an M.B.A. from Cornell University and remains highly involved in foodservice education as a curriculum advisor and guest lecturer. He is a past chairman of the Canadian Restaurant and Foodservice Association and is a past director of the National Restaurant Association of the U.S. Mr. Bromberg was elected to the Board of Directors pursuant to a contractual arrangement with RRGC that required the election of an additional Board member acceptable to RRGC.


Nominations from the Floor

      As discussed above, the Schadens have informed the Company that they may offer one or more nominations for election to the Board of Directors of the Company from the floor at the Annual Meeting. They are discussing possible service on the Company's Board with several persons who would bring useful expertise to the Board. However, at the time of the mailing of this Proxy Statement, such discussions were not yet complete and none of such persons have yet agreed to serve on the Board. Under Colorado law and the Company's Bylaws, the nominees receiving the most votes are elected Directors. Since the Schadens hold a majority of the outstanding shares of Common Stock, if there are more than six nominees, only nominees who they vote for will be elected Directors.

THE SCHADENS WILL VOTE ONLY THEIR OWN SHARES AT THE ANNUAL MEETING AND WILL NOT SOLICIT PROXIES FOR ANY NOMINEE THEY MAY PROPOSE AT THE ANNUAL MEETING. THE ABOVE DESCRIPTION OF THE CURRENT FACTUAL SITUTATION IS NOT A SOLICITATION OF A PROXY BY THE COMPANY OR ITS MANAGEMENT IN SUPPORT OF ANY NOMINATION OR NOMINATIONS TO BE MADE AT THE ANNUAL MEETING BY THE SCHADENS.


Board Committees and Meetings

     Messrs. Frederick Schaden and Bailey are members of the Compensation Committee of the Board of Directors. Messrs. Richard E. Schaden, Bromberg and Bailey are members of the Audit Committee of the Board Directors. There is no Nominating Committee of the Board of directors.


     The Board held a total of four regular meetings and three special meeting during 1998.


     During 1998, the Audit Committee held one meeting. The Audit Committee is primarily responsible for reviewing recommendations made by the Company's independent auditors and evaluating the Company's adoption/implementation of such recommendations.


     During 1998, the Compensation Committee held four regular meetings. The Compensation Committee is responsible for initiating, evaluating and recommending to the Board matters relating to employee compensation and the Company's employee benefit plans.


     During 1998, all members of the Board attended over 75% of the aggregate number of regular and special meetings of the Board and of their respective committees.

Director Compensation

     Directors who are not officers or employees of the Company are paid $500 per day for each Board and Committee meeting they attend and they are reimbursed for their reasonable expenses of attending such meetings. In addition, such directors receive an annual grant of options to purchase 4,000 shares of Company Common Stock, which immediately vest.

     During 1998, the Company paid each of its non-employee directors, Messrs. Bailey, Bromberg, Lawrence and Frederick Schaden ("Outside Directors"), $2,000, as compensation for their attendance at Board and Committee meetings. For their service during 1998, the Outside Directors each received a grant of options to purchase 4,000 shares of Company Common Stock that immediately vested.

Advisory Board

     The Board of Directors have appointed three members to an Advisory Board of persons with substantial experience in areas of importance to the franchise restaurant industry and public companies. The Advisory Board members attend Board meetings and provide Directors with the benefit of their expertise. They do not vote on matters before the Board. They are compensated in the same manner as Directors who are not officers or employees of the Company are compensated. The three current members of the Advisory Board are Mr. Lewis G. Rudnick, Mr. Bruce H. Gulbas and Mr. Lyle B. Stewart. Their backgrounds are as follows:

     Lewis G. Rudnick is an internationally recognized authority on franchising and distribution law and has practiced in this area for 32 years. He is counsel to the International Franchise Association, was a member of the Governing Committee of the American Bar Association Forum on Franchising from 1977-1984 and served as Forum Chairman from 1981-1983. He is an editor of the Journal of International Franchising and Distribution Law and the Franchise Legal Digest, has authored and edited numerous articles and books on franchising law and is a frequent speaker on the topic of franchising and distribution law. He has testified before Congress and other legislative bodies on the subject of franchising.

     Bruce H. Gulbas has been the President and owner of National Restaurant Supply Co. since 1976. He is a graduate of the University of Texas where he obtained his BBA degree in marketing. He currently serves on the Boards of Directors of Food Service Dealers Association ("FEDA") and Allied Buying Corporation (a national food service equipment buying group). He is also a member of Young Presidents Organization (YPO).

     Lyle B. Stewart is an experienced securities attorney who has represented public companies for over 25 years. He has written articles for legal periodicals and spoken on securities law matters. He was appointed by the Governor of Colorado to the Colorado Securities Board in 1995 for a four-year term and served as its Chairman from 1995 to 1998. He has represented the Company as legal counsel since the Company's initial public offering.

                          EXECUTIVE OFFICERS

     The  following  table sets forth (i) the names of the  executive  officers,
(ii) their ages, and (iii) the capacities in which they serve the Company:

Name                   Age      Position(s) with the Company
------                -----     ----------------------------

Richard E. Schaden     35       President, Chief Executive Officer and Director
Mark R. Laramie        48       Chief Operating Officer
Robert W. Scanlon      52       Executive Vice President for Development

Sue A. Hoover          52       Executive Vice President for Marketing
Richard F. Schaden     61       Vice President, Secretary and Director

Patrick E. Meyers      39       Vice President and General Counsel
John L. Gallivan       52       Chief Financial Officer, Treasurer and Assistant
                                 Secretary

Executive Officer's Biographical Information

     See "Director's Biographical Information" above for a description of the backgrounds of Richard E. Schaden and Richard F. Schaden.


     Mark R. Laramie joined the Company in 1998 as the Chief Operating Officer. Prior to joining the Company, he was a managing member and owner of Great Lakes Restaurant Group, LLC from November 1997 through August 1998. From July 1996 through October 1997, Mr. Laramie was a managing member of Peer Group, LLC, a franchisee of Little Caesars Pizza in Michigan. Mr. Laramie was also employed by Little Caesars Enterprises, Inc. from August 1980 through June 1996, and achieved the position of Group Vice President of Franchising. He received his B.S. degree from Eastern Michigan University in 1973.


     Robert W. Scanlon has been our Executive Vice President of Development since October 1998. Mr. Scanlon served as our Senior Vice President of Real Estate/Design & Construction from August 1997 through September 1998. He also served as our Senior Vice President of Concept Development and Design from January 1997 to July 1997 and as our Vice President of Nontraditional Development from May 1996 to December 1996. From June 1990 through April 1996, he was first Vice President of Sales and Marketing and later Vice President of Business Development for Carts of Colorado, located in Commerce City, Colorado, an equipment manufacturer. Mr. Scanlon graduated from the University of Texas, with a B.S. degree in 1973.


     Sue A. Hoover joined the Company as Director of Marketing in 1991. She was named Senior Vice President of Marketing in 1997 and was named an Executive Vice President in October 1998. Ms. Hoover graduated from the University of Iowa with a B.A. in 1968.


     Patrick E. Meyers joined the Company in 1997. He had been an associate with the Denver law firm of Moye, Giles, O'Keefe, Vermeire & Gorrell since September 1991, and was selected as a partner of that firm in 1996. Before that he served as a judicial law clerk to a Justice of the Colorado Supreme Court from July 1990 to September 1991. Mr. Meyers received his J.D. degree from the University of California, Hastings College of Law and his B.A. degree from the University of Colorado - Denver. Mr. Meyers served as a director of the Company from 1993 to 1997, when he resigned to become a full-time employee of the Company.

     John L. Gallivan joined the Company as Chief Financial Officer in 1994. He was later elected Treasurer and Assistant Secretary. Prior to his joining the Company, he was a director and Executive Vice President of Grease Monkey Holding Corporation of Denver, a franchisor, owner, and operator of over 200 ten minute oil change and fluid maintenance centers in the U.S. and Mexico from 1979 through April 1994. He is a member of the Colorado Society and the American Institute of CPAs. He graduated from the University of Colorado at Boulder with a bachelors degree in accounting.

Executive Compensation

     Set forth below is information about the compensation during 1998 of the Company's Chief Executive Officer, the four most highly compensated executive officers of the Company at the end of 1998, other than the CEO, and additionally the two most highly compensated non-executive officers (the "Named Officers").


     Summary Compensation Table. The following table provides certain summary information for fiscal 1998, 1997, and 1996, concerning compensation awarded or paid to, or earned by, the Named Officers:



                          Annual Compensation                Long-Term and Other Compensation
                    ------------------------------    ------------------------------------------------
                                                                      Option          401(K) Plan
Name and Position     Year      Salary      Bonus      Other(1)      Shares(2)      Contributions (3)
-----------------   --------   --------   --------    ----------    -----------    -------------------

Richard E. Schaden  12/31/96   $108,500    $      0     $11,039           0              $ 2,160
 President and      12/31/97   $108,500    $125,731     $10,168       4,000              $ 2,534
 Chief Executive    12/31/98   $181,452    $130,625     $15,361       5,164              $ 2,000
 Officer


Richard F. Schaden  12/31/96   $ 83,500    $      0     $     0           0              $     0
 Vice President     12/31/97   $ 83,500    $ 75,439     $     0           0              $     0
 and Secretary      12/31/98   $ 83,500    $ 78,375     $     0           0              $     0


Robert W. Scanlon,  12/31/96   $ 49,110    $  5,316     $     0       4,000              $     0
 Executive Vice     12/31/97   $ 79,998    $ 13,276     $     0       4,000              $ 1,168
 President for      12/31/98   $ 85,783    $ 28,115     $     0       5,164              $ 3,418
 Development


Sue A. Hoover,      12/31/96   $ 24,000    $      0     $     0           0              $   600
 Executive Vice     12/31/97   $ 33,000    $      0     $     0       4,000              $   654
 President for      12/31/98   $ 90,479    $ 13,968     $     0       9,164              $ 3,016
 Marketing


John L. Gallivan    12/31/96   $ 85,000    $  6,100     $     0       4,000              $ 5,100
 Chief Financial    12/31/97   $ 79,165    $  9,400     $     0       4,000              $ 2,376
 Officer and        12/31/98   $ 90,945    $ 11,961     $     0       5,164              $ 3,080
 Treasurer


Scott K. Adams      12/31/96   $ 62,936    $ 64,747     $     0       9,773              $     0
 Senior Vice        12/31/97   $220,347    $      0     $     0       4,000              $    37
 President for      12/31/98   $258,293    $      0     $     0       5,164              $     0
 Development (4)


John F. Fitchett,   12/31/96   $ 55,385    $      0     $     0       4,000              $     0
 Senior Vice        12/31/97   $ 82,176    $ 30,778     $     0       4,000              $ 1,143
 President for      12/31/98   $ 92,004    $ 21,651     $     0       5,164              $ 2,102
 the East Region
-----------------------------------------------------------------------

------

(1) The Company provides Mr. Richard E. Schaden with an automobile allowance for both business and personal use and pays $1,200 annually in term life insurance premiums on his behalf.

(2) The Company, as an incentive for its eligible employees to endeavor to enhance the Company's performance and assure its future success, grants options to purchase shares of its Common Stock to successful employees from time to time under its Employee Stock Option Plan. All options indicated in this table have been granted under such Plan.

(3) The Company has provided its employees with a 401(K) Employee's Savings Plan, pursuant to which the Company contributes to each eligible employee's account an amount equal to 50% of such employee's annual contribution, up to 6% of such employee's total annual compensation. The Company has issued shares of its Common Stock for 50% of its annual contribution to each account under its 401(K) Plan. Beginning in 1999, the limit on the amount of an employee's total annual compensation that will receive a 50% match has been amended to be $10,000.

(4)  Mr. Adams terminated his employment with the Company in 1998.


   Stock Option Awards. The Company adopted its Employee Stock Option Plan (the "Employee Plan") in 1993. The purposes of the Employee Plan are to enable the Company to provide opportunities for certain officers and key employees to acquire a proprietary interest in the Company, to increase incentives for such persons to contribute to the Company's performance and further success, and to attract and retain individuals with exceptional business, managerial and administrative talents, who will contribute to the progress, growth and profitability of the Company. As of June 30, 1999, the Company had issued 22,017 shares upon exercise of options under the Employee Plan, had options covering 522,909 shares outstanding, and had 647,983 shares currently reserved for issuance under the Employee Plan, including 350,000 shares authorized by the Board of Directors of February 4, 1999 and subject to the ratification of the shareholders at this Annual Meeting.


   Option information for 1998 relating to the Named Officers is set forth below:


                       Option Grants in 1998
                    ----------------------------
                      Number of
                      Shares of      Percentage
                    Common Stock      of Total
                     Underlying        Options
                       Options       Granted to
                     Granted in     Employees in    Exercise    Expiration
       Name             1998            1998          Price        Date
------------------  ------------    ------------   ----------   -----------

Richard E. Schaden      5,164            4.4%       $5.37         (1)
Richard F. Schaden          0            N.A.        N.A.         N.A.
Robert W. Scanlon       5,164            4.4%       $4.875        (1)
Sue A. Hoover           5,165            4.4%       $4.875        (1)
Sue A. Hoover           4,000            3.4%       $7.25      11/05/08(2)
John L Gallivan         5,164            4.4%       $4.875        (1)
Scott K. Adams          5,164            4.4%       $4.875        (1)
John F. Fitchett        5,164            4.4%       $4.875        (1)

(1) The options have two expiration dates. In each case, the options covering 75% of the underlying shares expire September 17, 1999, and the options covering 25% of the underlying shares expire May 9, 2001.

(2)  The options vest in equal amounts annually over five years.


                  Option Exercises and Year-End Values in 1998


                                                       Number of Securities Underlying        Value of Unexercised In-the-Money
                                                       Unexercised Options at Year-End              Options at Year-End(1)
                        Shares           Value        ---------------------------------      ---------------------------------
    Name              Exercised        Realized        Exercisable       Unexercisable        Exercisable       Unexercisable
-----------------    -----------      ----------      -------------     ---------------      -------------     ---------------

Richard E. Schaden         0               0              1,087               5,164              $3,654            $11,645
Richard F. Schaden         0               0                  0                   0                   0                  0
Robert W. Scanlon          0               0              2,400              10,764             $10,200            $37,001
Sue A. Hoover              0               0             10,800              12,364             $29,350            $18,047
John L. Gallivan           0               0              7,006              12,364             $27,827            $44,347
Scott K. Adams             0               0             15,451              16,424             $52,605            $59,829
John F. Fitchett           0               0              2,400              10,764             $10,200            $37,001


(1) The dollar values are calculated by determining the difference between $7.625 per share, the fair market value of the Common Stock at December 31, 1998, and the exercise price of the respective options.

   Employment Contracts. Richard E. Schaden has entered into an Employment Agreement with the Company that terminates on December 31, 2003. His Agreement provides that he will serve as President and Chief Executive Officer of the Company. Mr. Schaden will devote his full time to the Company. His annual base salary was increased to $220,000, effective July 21, 1998. Such amount may be adjusted from time to time by mutual agreement between Mr. Schaden and the Board of Directors. The Agreement provides an annual bonus equal to 10% of any positive increase in earnings before interest, taxes, depreciation and amortization for such full calendar year over the level of such amount for the prior full calendar year. Mr. Schaden will receive a monthly automobile allowance of up to $620.00 plus up to $150.00 for insurance coverage. He will also receive a per diem travel allowance of $30.00 per day while traveling on Company business. The Agreement provides that the Company will pay one-half of Mr. Schaden's medical insurance coverage and one-half of the cost of disability insurance. The Company will pay for $1,000,000 of term life insurance for Mr. Schaden, payable to his designated beneficiary. The Company may terminate the Employment Agreement for cause upon ninety days' notice. Mr. Schaden may terminate the Employment Agreement upon ninety days' notice.


   Richard F. Schaden entered into an Employment Agreement with the Company in 1993 that terminated by its terms on December 31, 1998. At a Board Meeting on May 6, 1999, the Board of Directors approved the extension of Mr. Schaden's 1993 Employment Agreement for an additional two years, retroactive to January 1, 1999. This Agreement provides that he will serve as Vice President and Secretary of the Company. Mr. Schaden will not devote his full time to the Company, but will devote such time to the Company as the Company requests. His current base salary is $83,500 per year, which may be adjusted from time to time by mutual agreement between Mr. Schaden and the Board of Directors. Mr. Schaden may take on special projects for the Company at the direction of the Board of directors and receive additional compensation for such projects. The Agreement provides an annual bonus equal to 6% of any positive increase in earnings before interest, taxes, depreciation and amortization for such full calendar year over the level of such amount for the prior full calendar year. The Company may terminate the Agreement for cause upon ninety days' notice. Mr. Schaden may terminate the Employment Agreement upon ninety days' notice.


   None of the other Named Officers have an employment agreement with the Company.

                         CERTAIN TRANSACTIONS

   On December 31, 1996, Retail & Restaurant Growth Capital, L.P. ("RRGC") made a $2,000,000 loan to the Company, a portion of which was convertible into 372,847 shares of the Company's Common Stock., and with interest accrued at 12.75% per annum. If the loan were repaid before conversion, RRGC would receive a warrant to purchase the same number of shares of the Company's Common Stock at $3.10 per share. On October 8, 1997, the Company and RRGC amended the loan agreement to provide for the conversion of $500,000 of the principal amount of the loan into 100,000 shares of the Company's Class B Preferred Stock, reducing the outstanding principal amount of the loan to $1,500,000. The Class B Preferred Stock was non-voting, with a cumulative dividend of 12.75%. In connection with such amendment, the Company also issued a Warrant to RRGC that granted it the right to purchase up to 42,209 shares of the Company's Common Stock at $5.00 per share. Such number of shares of Common Stock is subject to downward adjustment if the Company meets certain net income and other goals. In no case will the warrant be exercisable for less than 30,041 shares of the Company's Common Stock. On January 6, 1999, the Company paid off the loan from RRGC, issued to RRGC the Warrant to purchase 372,847 shares of Common Stock referred to above and redeemed the Class B Preferred Stock held by RRGC.

   Effective October 1, 1994, a wholly-owned subsidiary of the Company acquired by merger all of the assets and obligations of Schaden & Schaden, Inc., a Colorado corporation ("SSI"), owned by Richard E. Schaden and Richard F. Schaden. The assets of SSI included five wholly-owned Quizno's Classic Subs Restaurants located in and near Denver, a majority interest in a sixth Quizno's Classic Subs Restaurant located near Denver, and interests in two Area Directors for the Company owning three Quizno's Classic Subs Restaurants in the Chicago area and two Quizno's Classic Subs Restaurants in Michigan as well as other assets. The consideration paid by the Company to the Schadens, as selling shareholders, was $1,139,000, of which $263,000 was paid in cash and $876,000 was paid by issuing Company's Class A Preferred Stock. The Class A Preferred Stock is non-voting, bears a 6.5% cumulative dividend, and became convertible on November 1, 1997 into 146,000 shares of the Company's Common Stock. The Company may call the Class A Preferred Stock upon 60 days notice. During 1997 and 1998 each preferred shareholder received dividends of $28,470 annually.

   Richard F. Schaden and Frederick H. Schaden, directors of the Company, each own an interest in one of the Company's Area Directors, Illinois Food Management, Inc. ("IFM"). The Company also owns approximately 12% of IFM. The Area Directorship is managed by an adjacent Area Director and, during 1997 and 1998, all sales, opening and royalty commissions were paid to the managing Area Director. The Company made no payments to IFM. In early 1996, IFM requested that the Company convert to a promissory note certain amounts owed to the Company by IFM. As a result of such request, IFM has issued to the Company a promissory note for $63,547 payable over 6 years with an interest rate of 12% per annum. At December 31, 1998, $58,149 was owed to the Company on this promissory note. During 1997 and 1998, payments on such note were $4,655 and $6,212, respectively. IFM is also indebted to the Company for $18,187 in connection with the resale of a Restaurant once operated by IFM. IFM is reducing this debt by offsetting commissions on royalty fees from that location paid to the managing Area Director. The debt is expected to be reduced to zero in approximately 18 months. IFM also is indebted to the Company for $14,270 in accounts receivable for wages, accounting fees, royalties and other amounts paid by the Company on behalf of IFM. In 1999, IFM contributed its area directorship to an entity which became the successor Area Director.

   In 1995 the Company sold the Area Director rights for the Detroit, Michigan area to a company wholly-owned by Richard F. Schaden. The fee to the Company was $150,000, which was consistent with the then fees received for the sale of Area Directorships to unaffiliated parties, and was paid in cash. During 1997 and 1998, the Company paid the Area Director $9,259 and $27,664 in royalties, respectively. Mr. Schaden sold the Area Directorship in 1998 to an entity owned by Scott Adams, a former Company employee, and the Company approved the transfer of the Area Director Marketing Agreement.


   In 1997, the Company purchased a Restaurant from a company in which Sue Hoover, the Company's Executive Vice President of Marketing, was a 42.5% shareholder. The Restaurant paid royalties to the Company of $2,027 in 1997. The purchase price was $80,000 of which $15,000 was paid in cash and $65,000 paid by issuance of the Company's promissory note bearing interest at 11% and payable over 4 years. During 1997 and 1998, the Company made payments pursuant to the promissory note totaling $18,839 and $18,993, respectively.


   Thomas Schaden, a brother of Richard F. Schaden and Frederick H. Schaden, is in the insurance brokerage business and has acted as a broker for the Company's insurance policies, including the directors and officers policies that the Company has purchased.

               INCREASE OF SHARES RESERVED FOR ISSUANCE
                   UNDER EMPLOYEE STOCK OPTION PLAN

   The Company adopted its Employee Stock Option Plan (the "Employee Plain") in 1993. The purposes of the Employee Plan are to enable the Company to provide opportunities for certain employees to acquire a proprietary interest in the Company, to increase incentives for such persons to contribute to the Company's performance and further success, and to attract and retain individuals with exceptional business, managerial and administrative talents, who will contribute to the progress, growth and profitability of the Company.


   Currently, the Company's shareholders have approved the reservation of 320,000 shares of the Company's Common Stock for issuance under the Employee Plan. At a Board of Directors meeting held on February 4, 1999, the Board authorized the amendment of the Plan to increase the number of shares of Common Stock reserved under the Plan by 350,000 to 670,000 shares immediately. As permitted by applicable law, the shareholder vote to approve such increase may be obtained up to twelve months after such Board authorization. On that same date, the Compensation Committee of the Board of Directors authorized the grant of options covering 248,000 shares of Common Stock to 27 senior employees under a new long-term option program that will vest over three years beginning on the third anniversary of the grant. As of June 30, 1999, the total 670,000 shares that have been or could be issued under the Plan had an aggregate market value of $4,773,750. As of June 30, 1999, the Company had issued 22,017 shares upon exercise of options under the Employee Plan, had options covering 522,909 shares outstanding, and had 647,983 shares currently reserved for issuance under the Employee Plan. As of June 30, 1999, outstanding options were held by 51 employees of the Company, and outstanding options covering 187,119 shares had vested. The exercise price of granted options range from $3.125 to $7.75. The Board is recommending to the shareholders that the increase by the Board of Directors in the number of shares authorized and reserved for issuance under the Employee Plan be ratified and approved.


    The following table sets forth the Named Officers and other persons who were granted options under the Plan on February 4, 1999, which grants are subject to the vote of the shareholders solicited hereby:

                                     Shares Covered by
             Name and Position       Option Grants (1)
            -------------------     -------------------

            Richard E. Schaden,
             President and Chief
             Executive Officer           33,000

            Richard F. Schaden,
             Vice President and
             Secretary                        0

            Robert W. Scanlon,
             Executive Vice
             President for Development    9,000

            Sue A. Hoover, Executive
             Vice President for
             Marketing                    6,000

            John L. Gallivan,
             Chief Financial
             Officer and Treasurer       14,000

            Scott K. Adams,
             Senior Vice President
             for Development (2)              0

            John F. Fitchett,
             Senior Vice President
             for the East Region          9,000

            Executive Group (7
             persons)                   112,000

            Non-Executive
             Directors Group                  0

            Non-Executive Officer
             and Employee Group         136,000
--------------

(1) The exercise price of all of these grants were made at or above the closing price of the Common Stock on the Nasdaq Small Cap Market on the date of the grant.

(2)  Mr. Adams terminated his employment with the Company in 1998.

   Options granted under the Employee Plan include both incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQOs"). Under the terms of the Employee Plan, all officers and employees of the Company are eligible for ISOs. Currently, there are 282 such officers and employees. The Committee (defined below) determines in its discretion, which persons will receive ISOs, the applicable exercise price, vesting provisions and the exercise term thereof. The terms and conditions of each option grant may differ and are set forth in the optionee's individual stock option agreement. Such options generally vest over a period of several years and expire after up to ten years. In order to qualify for certain preferential treatment under the Code, ISOs must satisfy the statutory requirements thereof. Options that fail to satisfy those requirements will be deemed NQOs and will not receive preferential treatment under the Code. Upon exercise, shares will be issued upon payment of the exercise price in cash, by delivery of shares of the Company's Common Stock, by delivery of options granted under the Employee Plan or a combination of any of these methods.

    The Employee Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee is made up of two or more directors who are "Non-Employee Directors" as defined in Rule 16b-3 issued under the Securities Exchange Act of 1934 (the "Act"). The Committee may correct any defect supply any omission, or reconcile any inconsistency in the Employee Plan or any stock option agreement, subject to the requirements of the Code. The Board, without further action of the shareholders of the Company, except as may be required by the Code or in certain instances where an optionee's consent is required, may at any time suspend or terminate the Employee Plan in whole or in part or amend the Employee Plan in such respects as the Board may deem appropriate in the best interests of the Company.

    Optionees are not taxed on the grant (or generally on the exercise) of ISOs. The difference between the exercise price of an ISO and the fair market value of a share of Common Stock received upon the exercise of the ISO may be subject to the federal alternative minimum tax. If an optionee exercises an ISO and disposes of any shares of Common Stock received by such optionee as a result of such exercise within two years of the date of grant or within one year after the issuance of such shares to such optionee, the Company is entitled to a tax deduction and the optionee will be taxed, as ordinary income, on the lesser of the gain on sale or the difference between the exercise price and the fair market value of a share at the time of exercise. The optionee will also have a capital gain to the extent that the sale price exceeds the fair market value on the date of exercise. If the shares are not sold by the optionee before the end of those periods, the optionee will have a capital gain or capital loss upon sale of the shares to the extent that the sale price differs from the exercise price. No tax effect will result to the Company by reason of grant or exercise of ISOs, or upon the disposition of shares after expiration of two years from the date of grant or one year from the date of exercise.

    NQOs are not taxed upon grant. The optionee is taxed, as ordinary income, on the exercise of such option to the extent that the fair market value on the date of exercise exceeds the exercise price. The optionee's basis for determining capital gain or capital loss upon the sale of the shares is the higher of the fair market value on the date of exercise and the exercise price. The Company is entitled to a deduction equal to the ordinary income realized by the optionee upon the exercise of NQOS.

            INCREASE OF SHARES RESERVED FOR ISSUANCE UNDER
         NON-EMPLOYEE DIRECTORS AND ADVISORS STOCK OPTION PLAN

    The Company adopted the Restated and Amended Non-Employee Directors and Advisors Stock Option Plan (the "Directors/Advisors Plan") in 1993. The purposes of the Directors/Advisors Plan are to enable the Company to attract, retain, and to provide incentives to non-employee directors and advisors who will serve and advise the Company regarding the establishment and satisfaction of long-term strategic objectives. The Board is recommending to the shareholders that the number of shares currently reserved for issuance under the Directors/Advisors Plan be increased by 60,000 shares to 200,000 shares.


    The Company has currently reserved 140,000 shares of its Common Stock for issuance upon the exercise of options granted or available for grant to non-employee directors and advisory board members under the Directors/Advisors Plan. As of June 30, 1999, such shares had an aggregate market value of $997,500. As of June 30, 1999, options to purchase 136,000 shares had been granted under this Plan. The exercise prices of granted options range from $3.44 to $7.63. The Board is recommending to the shareholders that the increase by the Board of Directors in the number of shares authorized and reserved for issuance under the Directors/Advisors Plan be ratified and approved.


    The Directors/Advisors Plan provides that any person who is a non-employee director of the Company or a member of the Advisory Board will be granted on January 1 of each year that such person serves in such capacity, options to purchase 4,000 shares of Company Common Stock at their fair market value on the date of the grant, subject to the overall limit of the number of shares issuable under the Directors/Advisors Plan. In the year of a non-employee director's election or an Advisory Board member's appointment, the option will be pro-rated to length of service in that year. Such options are immediately exercisable and expire ten years from the date of grant. Upon exercise, shares will be issued upon payment of the exercise price in cash, by delivery of shares of the Company's Common Stock, a combination of these two methods or by delivery of options granted under the Directors/Advisors Plan. Options which expire, or are canceled or terminated without having been exercised may, in the discretion of the Board, be re-granted to other non-employee directors or members of the Advisory Board under the Directors/Advisors Plan. There are currently four directors and three advisors covered by the Directors/Advisors Plan. See "Election of Directors." Each of those seven persons will receive a grant of options covering 4,000 shares of Company Common Stock on January 1, 2000, if they then are serving on the Board or the Advisory Board.

    The Directors/Advisors Plan is administered by the Committee. However, the Committee has no authority to set terms or conditions of options and the Directors/Advisors Plan is a formula plan as described in Rule 16b-3 issued under the Act. The Board, without further adoption of the shareholders of the Company, except as may be required by the Code, may at any time suspend or terminate the Directors/Advisors Plan in whole or in part, or amend the Directors/Advisors Plan in such respects as the Board may deem appropriate in the best interests of the Company.

    Options issued under the Directors/Advisors Plan are NQOS. NQOs are not taxed upon grant. The optionee is taxed, as ordinary income, on the exercise of such option to the extent that fair market value on the date of exercise exceeds the exercise price. The optionee's basis for determining capital gain or capital loss upon the sale of the shares is the higher of their fair market value on the date of exercise and the exercise price. The Company is entitled to a deduction equal to the ordinary income realized by the optionee upon the exercise of NQOS.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board has appointed Ehrhardt Keefe Steiner & Hottman, P.C., independent certified public accountants, as auditors to examine the financial statements of the Company for Fiscal 1999 and to perform other appropriate accounting services and is requesting ratification of such appointment by the shareholders. Ehrhardt Keefe Steiner & Hottman, P.C. has served as the Company's auditors since October 1993.

   A representative of Ehrhardt Keefe Steiner & Hottman, P.C. is expected to attend the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

          COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers (including a person performing a policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon such reports, the Company believes that during 1998 its directors, advisors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act, except for Mr. Steven Shaffer, an Executive Vice President, who inadvertently failed to file his Form 3 in a timely manner, and who inadvertently failed to file a Form 4 related to the exercise of options, which was remedied in his Form 5 for 1998.

                        SHAREHOLDER PROPOSALS


   Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2000 annual meeting, they must be received by the Company not later than December 31, 1999. Such proposals should be addressed to the Company at 1415 Larimer Street, Denver, CO 80202, Attn:
Patrick E. Meyers, Vice President and General Counsel.


                            OTHER MATTERS


   Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Annual Meeting other than business pertaining to matters set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters, except for any vote on nominations to the Board of Directors from the floor. Such persons shall not vote their proxies in any manner on any such nominees.


                     ANNUAL REPORT ON FORM 10-KSB

   THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, IF ANY, BUT EXCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE CONMSSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO THE INVESTOR RELATIONS DEPARTMENT AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                       THE QUIZNO'S CORPORATION
                          1415 Larimer Street
                        Denver, Colorado 80202

               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                          September 27, 1999

      The undersigned hereby appoints each of Patrick E. Meyers and John L. Gallivan, individually, as proxy and attorney-in-fact for the undersigned with full power of substitution to vote on behalf of the undersigned at the Company's 1999 Annual Meeting of Shareholders to be held on September 27, 1999, and at any adjournment(s) or postponement(s) thereof, all shares of the Common Stock $.001 par value, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows, hereby revoking any proxy or proxies heretofore given by the undersigned:

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "for" Items 1, 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, as they determine in their sole discretion is in the best interest of the Company, except for any vote on nominations to the Board of Directors from the floor. Such proxies shall not vote their proxies in any manner on any such nominees from the floor.



   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1.    ELECTION OF DIRECTORS
FOR all nominees (except as indicated below)                  __

WITHHOLD AUTHORITY to vote for all nominees       __

     Nominees:  Richard E. Schaden, Richard F. Schaden, Frederick H. Schaden,
J. Eric Lawrence, Mark L. Bromberg and Brownell M. Bailey.
To withhold authority to vote for any individual nominee, write that individual's name in the space below:





2. To ratify and approve an increase from 320,000 to 670,000 in the number of shares of the Company's Common Stock authorized and reserved for issuance upon exercise of options pursuant to the Company's Employee Stock Option Plan.

      For __         Against __     Abstain __

3. To ratify and approve an increase from 140,000 to 200,000 in the number of shares of the Company's Common Stock authorized and reserved for issuance upon exercise of options pursuant to the Company's Amended and Restated Non-Employee Directors and
      Advisors Stock Option Plan.

      For __         Against __     Abstain __

4. Ratify the selection by the Board of Directors of Ehrhardt Keefe Steiner & Hottman, P.C., as independent auditors of the Company for the 1999 fiscal year.


      For __         Against __     Abstain __

                                  Please sign  exactly as name  appears at left:



Dated: _____________________


  __________________________
                                          Signature

                                          --------------------------
                                          Signature (if held jointly)

                                          When shares are held by joint tenants,
                                          both  should  sign.  When  signing  as
                                          attorney,   executor,   administrator,
                                          trustee or guardian,  please give full
                                          title  as  such.  If  a   corporation,
                                          please sign in the  corporate  name by
                                          president or other authorized officer.
                                          If  a  partnership,   please  sign  in
                                          partnership name by authorized person.


   PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                                       Exhibit A
                       THE QUIZNO'S CORPORATION

                      EMPLOYEE STOCK OPTION PLAN

                               ARTICLE I

                                Purpose

The purposes of this Employee Stock Option Plan (the "Plan") are to enable The Quizno's Corporation (the "Company") to (i) provide opportunities for certain persons, including directors, officers and key employees of the Company, as determined by the Committee, as defined below (the "Eligible Participants"), to acquire a proprietary interest in the Company, (ii) increase incentives for the Eligible Participants to contribute to the Company's performance and future success and (iii) attract and retain individuals with exceptional business, managerial and administrative talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

                              ARTICLE II

                             Plan Overview

The Plan provides for the grant of Incentive Stock Options, as defined below, and Stock Options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options"), as contemplated by Sections 421 and 422 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the
"Code").

                              ARTICLE III

                              Definitions

For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the following meanings:

"Adoption Date" shall have the meaning set forth in Article XIII.

"Board" shall mean the Board of Directors of the Company.

"Committee" shall mean the Compensation Committee of the Board, or such other Committee of the Board as the Board shall designate from time to time, which other Committee shall consist of three or more directors appointed by the Board from time to time, each of whom is a Disinterested Person.

"Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

"Disinterested Person" shall mean an administrator of this Plan who is not, at the time he exercises discretion in administering the Plan, eligible, and has not at any time within one year prior thereto been eligible, to be selected as an Eligible Participant of this Plan or any other plan of the Company entitling such participant a right to acquire stock, stock options or stock appreciation rights of the Company; provided, however, that Committee members may be eligible for grants or awards under this or another Plan of the Company which constitute "Formula Awards," as that term is defined in section 16b-3 of the Securities Exchange Act of 1934.

"Effective Date" shall have the meaning set forth in Article XIII.

"Eligible Participant" shall have the meaning set forth in Article VI.

"Exercise Price" shall have the meaning set forth in Article VII.

"Fair Market Value" of the Common Stock shall mean the value per share of the Company's Common Stock, determined without regard to any restriction other than a restriction which, by its terms, will never lapse, as determined through the good faith efforts of the Committee, consistent with applicable requirements of the Code.

"Incentive Stock Option" or "ISO" shall mean a stock option granted under this Plan which complies with all the terms and conditions for an Incentive Stock Option, as set forth in Section 422 of the Code.

"Nonqualified Stock Option" or IINQOII shall mean a stock option granted under this Plan which does not comply with one or more requirements for an Incentive Stock Option.

"Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option granted under this Plan.

"Option Shares" shall mean shares of the Company's Common Stock received by an optionee upon exercise of an option.

"Optionee" shall mean an Eligible Participant who has been granted one or more options.

"Reorganization" shall have the meaning set forth in Article IX.

"Special  Exercise  Price"  shall have the meaning set forth in Article
VII.

"Stock Adjustment" shall have the meaning set forth in Article VIII.

"Stock Option Agreement" shall mean the written agreement entered into by the Company and each Optionee evidencing the terms and conditions of an Option.

"Ten Percent Share Owner" shall mean an employee of the Company who owns, whether outright or by attribution under Section 424(d) of the Code, Common Stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company.

                              ARTICLE IV

                            Administration

4.1 The Committee. The Committee shall administer the Plan and shall have full power and authority to, in addition to other powers set forth herein, construe and interpret the Plan, establish any and all rules and regulations for the operation of the Plan, establish any and all rules and regulations for the operation of the Committee and the performance by the Committee of its purposes and functions, and perform all other acts, including the delegation of administrative responsibilities, that it deems reasonable and proper.

The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum of the Committee. All actions of the Committee shall be taken by a majority of its members. Any action of the Committee may be taken by a written instrument signed by a majority of the Committee's members, and any action so taken shall be as effective as if it had been taken by a vote of the Committee.

4.2 Powers of the Committee. The Committee, without limitation and in its sole discretion, shall have full power and authority to, among other things:

(a)   determine those persons who are Eligible Participants;

(b) determine any conditions precedent and other applicable criteria in allocating and granting Options;

(c) determine the number and type of each Option and the number of shares of Common Stock covered by each option;

(d) determine the Exercise Price of each option (subject to the terms and conditions set forth in this Plan and in any Stock Option Agreement);

(e)   determine the grant date of any option;

(f) impose any vesting restrictions or other restrictions on exercise of an Option;

(g)   accelerate the exercise or vesting date of an option;

(h)   impose   cancellation,   transfer,   forfeiture   and   other   repurchase
      restrictions and limitations on any option or Option Shares; and

(i) determine any and all other terms, provisions and/or conditions regarding the grant or exercise of an Option or the exchange, gift, transfer, pledge or other disposition of Options or Option Shares.

The terms and conditions of each Stock Option Agreement shall be determined solely in the discretion of the Committee, subject to the terms and conditions of this Plan. The terms and conditions of each option and the related Stock option Agreement may be different as among optionees and/or as among Options granted to the same optionee.

4.3 Corrective Measures. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Option or Stock Option Agreement, in the manner and to the extent it shall deem necessary, including amendments hereto or thereto approved by not less than a majority of the Committee; provided, however, that any such Committee action shall be effective only if (i) any stockholder consent required by applicable provisions of the Code is obtained, and (ii) such action is otherwise consistent with the applicable provisions of the Code.

4.4 Decisions Final. Any decision made or action taken by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive and shall be binding upon all Optionees and their successors or assigns.

                               ARTICLE V

                 Number of Shares Subject to the Plan

The aggregate number of shares of Common Stock available for grants of Options under this Plan shall be 320,000 shares, subject to adjustment in accordance with Article VIII of the Plan, and the aggregate number of shares of Common Stock for which options may be granted under this Plan shall not exceed such number. Such shares may be either authorized but unissued shares or treasury shares. If an Option or portion thereof shall expire or terminate for any reason without having been exercised, the unpurchased shares covered by such option shall be available for future grants of options; provided, however, that in no event shall the Committee have any obligation to make such shares available for the granting of other Options under the Plan.

                              ARTICLE VI

                              Eligibility

Consistent with this Plants purposes and the terms herein, options may be granted to persons, including directors, officers and key employees of the Company ("Eligible participants") at times and based on criteria the Committee, in its sole discretion, determines are appropriate.

                              ARTICLE VII

                      Option Terms and conditions

All Options granted under this Plan shall be evidenced by a Stock Option Agreement in substantially the form attached hereto, or such other form as the Committee shall approve from time to time. The Stock Option Agreement shall be subject to the provisions of the Plan and such other provisions as the Committee may adopt, including the following provisions:

7.1 Exercise Price. The exercise price per share for each Option granted under this Plan shall be set forth in the Stock Option Agreement; provided, however, that the exercise price per share for any Option shall not be less than the Fair Market Value of a share of Common Stock on the date such option is granted (the "Exercise Price"). The Committee shall be authorized to grant Nonqualified Stock Options which shall have an exercise price per share which is below the Fair Market Value of a share of Common Stock on the date such Option is granted at the "Special Exercise Price").

7.2 Term of Option. No Option shall be granted pursuant to the Plan after the date ten (10) years after the earlier of the Adoption Date and the Effective Date. Options which are outstanding after such date will, however, remain in effect until such options are exercised or expire pursuant to their terms. An Option shall not be exercisable after the expiration of ten years from the date such option is granted.

7.3 Assignability of Option. An Option shall be exercisable only by the Optionee, his guardian or legal representative during his or her lifetime and shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution. Executors, administrators, heirs, successors and assigns of the optionee shall be bound by the terms of the Stock Option Agreement and this Plan.

7.4 Time of Exercise. Each Option granted under this Plan shall be exercisable on the date or dates, and during the period, and for the number of shares specified in the Stock option Agreement. The Committee may establish vesting provisions applicable to an Option such that the option becomes fully exercisable, for example, in a series of cumulating portions. The Committee may, upon request, permit the accelerated exercise of any option, the exercise of all or a portion of which is !subject to vesting provisions. Also, exercise of an option shall be accelerated upon the occurrence of an event of acceleration as described in any applicable Stock Option Agreement or this Plan.

7.5 Exercise. An Option or portion thereof shall be exercised by delivery of a written notice of exercise to the Secretary of the Company and payment of the full Exercise Price or the Special Exercise Price. Until the certificates for Option Shares represented by an exercised option are issued to an (Optinee, such Optionee shall have none of the rights of a stockholder. No Option Shares shall be delivered upon any exercise of an Option until the requirements of all applicable .laws, rules and regulations have, in the opinion of the Company's counsel, been satisfied. Under normal circumstances, certificates for Option Shares to be delivered upon exercise of an option shall be delivered within thirty (30) days following exercise of an option.

7.6 Payment. The Exercise Price or the Special .Exercise Price payable upon exercise of an option or portion -thereof may be paid:

(a)   in  United  States dollars in cash or by check, bank draft or money order,

(b) by delivery of shares of Common Stock with an aggregate value equal to the Exercise Price, or the Special Exercise Price,

(c) by delivery of options with an aggregate net value (i.e., the aggregate value of the Common Stock subject to such Options less the aggregate Exercise Price or the Special Exercise Price of such Options), or

(d)   by a combination of both (a), (b) or (c) above.

If the optionee delivers shares of Common Stock or Options as payment of the Exercise Price or the Special Exercise price upon exercise of an Option, the Committee shall determine acceptable methods for tendering such shares or Options by the optionee, and may impose such limitations and prohibitions on the use of Common Stock or options for such purposes as it deems appropriate. Any Option tendered as payment of the Exercise ]?rice or the Special Exercise Price shall be canceled by the Company upon receipt.

7.7 Termination of Service. Subject to the terms set forth in any employment or other binding agreement, in the event an Optionee's Current Position, as defined below, with the Company shall terminate (i) "for cause," as defined below, while holding one or more Options, that portion of each option which has not already been exercised shall expire coincident with the termination of the Optionee's Current Position, or (ii) for a reason other than "for cause," other than by reason of disability (Dr. death as discussed below, any options or portion thereof which are exercisable on the date of such termination shall be exercisable until a date three (3) months after such date of -termination or shall expire coincident with such three (3) month period, except to the extent the Committee shall determine otherwise. For purposes hereof, "Current Position" shall mean -the Optionee's position with the Company as an employee, director, officer or independent contractor. For purposes hereof ' "for cause" shall mean termination of an optionee's Current Position with the Company because of such Optionee's (i) misfeasance, waste of corporate assets, gross negligence or ,willful continued failure to substantially perform his reasonably ,assigned duties or (ii) engagement in dishonest or illegal ,conduct that is demonstrably injurious to the Company. Upon the termination of an Optionee's Current Position with the ,Company by reason of disability (within the meaning of Section 22(e)(3) of the Code)or death, the Option may be exercised within one (1) year after such termination.

For the purposes of this Plan, it shall not be considered a termination of a Current Position when an optionee is placed by the Company on military or sick leave or such other type of leave of absence that is deemed by the Committee to continue intact the employment relationship.

Notwithstanding anything in this Section VII. 7.7 to the contrary, the committee, in its sole discretion, may waive any restrictions, including applicable exercise periods.

7.8   Special Rules for Incentive Stock Options.

(a) Employment Status. An ISO must be granted for a reason connected with employment, as defined in the Code, by the Company and shall not be exercisable unless the optionee was, at all times during the period beginning on the date of the grant of the option and ending on the date three (3) months (one year if the Optionee is disabled, within the meaning of Section 22(e)(3) of the Code) before the exercise of the Option, an employee of the Company, except that such employment requirement does not apply in the event of an Optionee's death as provided in Section 421(c)(1) of the Code. ISO's may not be granted to Company directors who are not also employees.

(b) Ten Percent Stockholder. No ISO shall be granted under this Plan to a Ten Percent Share Owner unless (a) such ISO is granted at an Exercise Price equal to not less than 110% of Fair Market Value of the Common Stock on the date of grant, and (b) such ISO expires on a date not later than five years from the date of grant.

(c) Aggregate Value of Options. The aggregate Fair Market Value (determined at the time the ISO is granted) of ISO's granted by the Company (under this and all other Plans) to an optionee which are exercisable for the first time by such optionee in any single calendar year shall not exceed $100,000.

(d) Notification of Disqualifying Dispositions. Any Optionee who disposes of Option Shares acquired pursuant to the exercise of an ISO during the period within two years from the date such option is granted or within one year after the transfer of the Option Shares to such Optionee pursuant to the ISO's exercise (the "ISO Nontransfer Periods") shall notify the Company of such disposition and of the amount realized upon such disposition.

                             ARTICLE VIII

                              Adjustments

In the event of a stock dividend, stock split or other subdivision, consolidation, reorganization or similar change in the outstanding shares of Common Stock or capital structure of the Company (collectively, a "Stock Adjustment"), the following shall occur under the Plan: (i) the number of shares of Common Stock reserved or otherwise available under Article V for options, and subject to outstanding options, shall be adjusted proportionately (and automatically reduced by any fraction resulting from such adjustment); and (ii) the Exercise Price per share of outstanding Options shall be adjusted so that the aggregate Exercise Price payable pursuant to each outstanding Option after the Stock Adjustment shall equal the aggregate amount so payable prior to the Stock Adjustment. In the event of any dispute concerning such adjustment, the decision of the Committee shall be conclusive. If a Stock Adjustment is made, the Committee shall notify all optionees of such adjustment within thirty (30) days of making such an adjustment, which notification shall state the adjusted number of shares of Common Stock for which a particular option is exercisable.

                              ARTICLE IX

          Corporate Reorganization or Initial Public Offering

9.1 Merger, Consolidation or Change of Control. In connection with any merger, consolidation, change in control or similar reorganization, excluding an initial public offering ("Reorganization"), the Committee may in its discretion:

(a) Negotiate a binding agreement whereby any acquiring or successor corporation will assume each option then outstanding or substitute an equivalent option meeting the requirements of Section 424(a) of the Code for each Option outstanding;

(b)   Accelerate any applicable vesting provisions; or

(c) Authorize cash payments to optionees equal to the difference between the aggregate Exercise Price of each

Option then outstanding irrespective of the option's current exercisability, and, (i) if the Common Stock is not publicly traded, the Fair Market Value of the shares covered by such Option or (ii) if the Common Stock is publicly traded, the average of the daily Closing Price, as defined below, per share of Common Stock for the ten (10) consecutive trading days commencing fifteen (15) trading days before such date. For purposes hereof, "Closing Price" shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asking price, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or, (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price, or in the case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the Automatic Quotation System of NASDAQ or a similar service if NASDAQ is no longer reporting such information. Any cash payment which the Company may be required to make pursuant to such Committee authorization shall be made within sixty days following such authorization and fully discharge any and all obligation the Company may have in connection with the Options.

Notwithstanding the forgoing, the Committee shall have no obligation to take any action with respect to any option in connection with a Reorganization.

9.2 Initial Public offering. Notwithstanding the registration with the Securities and Exchange Commission of any Common Stock pursuant to a plan for the initial public offering of Common Stock (the IIIPO Plan"), the applicable vesting schedule shall continue to apply to all Options. Upon the registration of any Common Stock, and notwithstanding anything herein to the contrary, the Optionee must comply with all securities laws which apply to such optionees and any stock received upon exercise of any Options.

                               ARTICLE X

                    Securities and Other Regulation

10.1 Applicable Law. The obligation of the Company to issue Common Stock upon the exercise of options shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect and required by governmental entities and the stock exchanges on which the Common Stock may then be traded.

10.2 Disclosures and Certificate Legend. Any person exercising an option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Option shares in compliance with the provisions of the Securities Act of 1933 and any applicable state securities laws or any comparable laws. If appropriate under applicable law, the Company may legend the stock certificates evidencing the shares in a manner that is the same or similar to that which follows: "The securities evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares may not be sold, transferred, or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer, or assignment will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws."

Nothing contained herein shall be deemed to require the Company to file any registration statement under the securities Act of 1933 or other applicable securities laws with respect to any options or Option Shares.

                              ARTICLE XI

                   Amendment and Termination of Plan

11.1 Amendment or Termination. The Board, without further approval of the stockholders of the Company, except as otherwise provided herein, may at any time and from time to time suspend or terminate the Plan in whole or in part, or amend the Plan in such respects as the Board may deem appropriate and in the best interests of the Company; provided, however, that no such amendment shall be made more than once every six months, other than to comport with changes in the Code, or without approval of a majority of the stockholders entitled to vote thereon which would:

(a)   change the class of persons from which Eligible Participants are selected;

(b) increase the total number of shares of Common Stock which may be issued pursuant to Options, except as provided in Article VIII;

(c)   reduce the Exercise Price;

(d)   extend the period for granting options; or

(e)   otherwise materially increase the benefits accruing to Optionees.

11.2 No Impairment. No amendment, suspension or termination of the Plan shall, without the Optionee's written consent, alter or impair any of the rights or obligations under any Option therefore granted to such optionee under this Plan.

11.3 Conforming Amendments. The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments, if any, to the Code.

                              ARTICLE XII

                       Miscellaneous Provisions

12.1 Right to Continued Employment. No person shall have any claim or right to be granted an Option, and the grant of options shall not be construed as giving an Optionee the right to be retained in the employ of, or retain any other relationship with, the Company. Further, the Company expressly reserves the right at any time to dismiss an optionee with or without cause, free from any liability or claim under the Plan, except as provided herein or in another binding agreement.

12.2 Rights as Stockholders. Optionees and their heirs, successors or assigns shall not have any rights with respect to any shares of Common Stock subject to an Option until the date of the issuance of stock certificates for such Option Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or other rights distributed with respect to the Common Stock for which the record date is prior to the date such stock certificate is issued, except as provided in Article VIII.

12.3 Non-Transferability. Except by will or the laws of descent and distribution, or as otherwise provided herein, no right or interest in any option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be subject to attachment or garnishment proceedings.

12.4 Withholding Taxes. To cover applicable withholding for income and employment taxes in the event of the exercise of an NQO or upon a disqualifying disposition during the ISO Nontransfer Periods, or at such other times as it may be necessary, the Company shall withhold shares of Common Stock otherwise to be received by the optionee equal in value to the federal and state withholding taxes due upon said exercise. The withholding by the Company for such tax liability shall be mandatory; provided, however, the payment of such liability by the Company on behalf of the optionee does not cause the Company to be in violation of any loan covenant or other agreement or law to which it may be subject. In such event, the Optionee must satisfy such liability in cash upon the request of the Company and comply with all applicable securities laws.

12.5 Plan Expenses. Any expenses of administering the Plan shall be borne by the Company.

12.6 Use of Exercise Proceeds. The Payment received from optionee from the exercise of options shall be used for the general corporate purposes of the Company.

12.7 No Liability of Committee Members and Indemnification Thereof. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost and expense, including legal fees and costs, or liability, including any sum paid in settlement of a claim with the approval of the Board, arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith, provided that within fifteen (15) business days after the institution of any such action, suit or proceeding by service of process on the Committee member, such member shall give the Company written notice thereof and an opportunity, at the Company's expense, to undertake to defend the same before such Committee member undertakes such defense on his own behalf, and provided that the Committee member cooperates with the Company in such defense and takes no actions (including inaction) which would materially prejudice the Company. The foregoing right to indemnification shall be in addition to such other rights as the Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member or other person may be entitled pursuant to the articles or bylaws of the Company.

12.8 Severability. In the event any provision of the Plan shall be held to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability of such provision shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

                             ARTICLE XIII

    Board of Director Adoption and Stockholder Approval of the Plan

This Plan was adopted by the Board on November 30, 1993 (the "Adoption Date") and shall be approved by the Company's stockholders at the first stockholders' meeting following such date which shall be within twelve (12) months of the Adoption Date. The Plan shall be effective as of December 1, 1993 (the "Effective Date"). Stockholder approval shall comply with all applicable provisions of the Company's charter, bylaws, and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options. In the event stockholder approval is not obtained within the requisite period, the Plan shall have no force or effect.

                                                                      Exhibit B
                       THE QUIZNO'S CORPORATION

              AMENDED AND RESTATED STOCK OPTION PLAN FOR
                  NON-EMPLOYEE DIRECTORS AND ADVISORS

                 (As Amended Through February 6, 1997)


The purposes of The Quizno's Corporation's Amended and Restated Stock Option Plan for Non-Employee Directors and Advisors (the "Plan") are to (i) enable The Quizno's Corporation (the "Company") to attract and retain qualified non-employee directors and advisors who will serve and advise the Company regarding the establishment and satisfaction of long-term, strategic objectives,
(ii) furnish an incentive to non-employee directors and advisors of the Company by making ownership in the Company available to them and (iii) amend and restate the Company's original Non-Employee Director Stock Option Plan, adopted by the Board on the November 30, 1993 and approved by the stockholders on December 20, 1993, under which no options were granted. Options granted under the Plan do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                               ARTICLE I
                              Definitions

For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the following meanings:

"Advisors" shall mean any person or persons appointed or designated by resolution of the Board as an advisor to the Company or the Board.

"Board" shall mean the Board of Directors of the Company.

"Closing Price," see definition in "Fair Market Value."

"Committee" shall mean the Compensation Committee of the Board, or such other Committee of the Board as the Board shall designate from time to time, which other Committee shall consist of three or more directors appointed by the Board from time to time.

"Company" shall mean The Quizno's Corporation.

"Eligible Participant" shall mean any Advisor or member of the Board who, on the date of the Committee's decision to grant, or the date of the granting of, an Option hereunder, is not an officer or an employee of the Company.

"Option" shall mean a right to purchase Shares granted pursuant to the Plan and evidenced by an option certificate or stock option agreement in such form as the Committee may adopt for general use from time to time.

"Optionee" shall mean an Eligible Participant to whom an Option is granted pursuant to this Plan.

"Plan"  shall  mean The  Quizno's Corporation Stock Option Plan for Non-Employee
 Directors and Advisors.

"Shares"  shall mean shares of the Company's  common  stock,  par value $.001.

"Fair Market Value" of the Shares shall mean the average of the daily Closing Price, as defined below, per Share for the ten (10) consecutive trading days commencing fifteen (15) trading days before such date. For purposes hereof, "Closing Price" shall mean, with respect to each share of the Company's common stock for any day, (a) the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asking price, in either case as reported on the principal national securities exchange on which the Shares are listed or admitted for trading or, (b) if the Shares are not listed or admitted for trading on national securities exchange, the last reported sale price, or in the case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Shares, in either case as reported on the Automatic Quotation System of NASDAQ or a similar service if NASDAQ is no longer reporting such information. If no such market exists for the Shares, and no such market has existed for the Shares for ninety (90) days or more, the Board shall make a good faith determination of the Fair Market Value.

                              ARTICLE II

                      Shares Subject to the Plan

The aggregate number of Shares which may be delivered upon exercise of Options granted under the Plan shall not exceed 140,000, subject to appropriate adjustment in the event the number of issued Shares shall be increased or reduced by a change in par value, combination, split-up, merger, reclassification, distribution of a dividend payable in stock, or the like. Shares covered by Options which have lapsed or expired may, in the

Board's discretion, again be made subject to grants pursuant to the Plan.

                              ARTICLE III

                             Option Grants

3.1 Grant of Options. During the term of this Plan, all Advisors and directors shall automatically be granted an Option to purchase 4,000 Shares (pro-rated on a quarterly basis for service before an Advisor's or director's initial January 1 and subject to appropriate adjustment in the event the number of issued Shares shall be increased or reduced by a change in par value, combination, split-up, merger, reclassification, distribution of a dividend payable in stock, or the like) on (i) the date of their initial appointment or designation by the Board as an Advisor or their initial election to the Board, as the case may be, and (ii) every January 1 subsequent to that appointment, designation or election; provided, however, that such Advisor or director continues to hold such position of Advisor or director on such January 1. An Advisor or director may waive their right to the automatic grant of an Option as provided herein by notifying the Company in writing at least ten (10) business days prior to the grant date.

3.2 Stock Option Agreement. Each Option shall be evidenced by a written instrument, in such form as the Committee shall from time to time approve, which shall state the terms and conditions of the Option in accordance with the Plan and also shall contain such additional provisions as may be necessary or appropriate under applicable laws, regulations and rules.

                              ARTICLE IV

                           Terms of Options

4.1 Exercise Price. The Option exercise price per Share shall be one hundred percent (100%) of the "Closing Price," as defined in Article I above, of a Share on the date the Option is granted.

4.2   Transfer--Restrictions.   All  Options  shall  be  exercisable  during  an
      Optionee's lifetime only by such optionee. Options shall not be transferable other than by will or the laws of descent and distribution. No Option shall be subject, in whole or in part, to attachment, execution or levy of any kind.

4.3 Vesting. All Options granted shall vest and be exercisable on the grant date.

4.4 Expiration. All Options shall expire ten (10) years from the grant date or, if an Optionee ceases to be a director or an Advisor of the Company for any reason, all Options held by such optionee shall terminate upon the earlier of (i) three years after the date on which he or she ceased to be a director or an Advisor, as the case may be, or (ii) ten (10) years from the date of grant.

4.5 No Rights as Stockholder. No Optionee shall have any rights to dividends or other rights of a stockholder of the Company prior to the purchase of such Shares upon the exercise of the Option.

                               ARTICLE V

                          Delivery of Shares

No Shares will be delivered upon exercise of an Option until the exercise price of the option is paid in full (i) in cash, (ii) by the delivery to the Company of Shares with a Fair Market Value equal to the exercise price of the Option,
(iii) by delivery of a combination of (i) and (ii) with an aggregate Fair Market Value equal to the exercise price or (iv) by delivery of an Option or Options to purchase Shares with a net aggregate value (i.e., the aggregate value of all Shares subject to the exercised options less the aggregate exercise price of such Options) equal to the exercise price.

Share certificates issued to Optionees upon exercise of Options may, at the sole discretion of the Committee, be issued subject to, and bear language limiting their transfer otherwise than in accordance with, the Plan and applicable state and federal law, including the then existing regulations under Section 16(b) of the Securities and Exchange Act of 1934, as amended.

                              ARTICLE VI

                        Continuation of Service

Neither this Plan nor the grant of any Option hereunder shall confer upon any Optionee the right to continue as a director or Advisor of the Company or obligate the Company to nominate any Optionee for election as a director or appointment or designation an as Advisor at any time.

                              ARTICLE VII

                       Fundamental Transactions

7.1 Merger, Consolidation or Change of Control. In connection with any merger, consolidation, change in control or similar reorganization, excluding an initial public offering ("Reorganization"), the Committee may in its discretion:

(a) Negotiate a binding agreement whereby any acquiring or successor corporation will assume each Option then outstanding or substitute an equivalent option meeting the requirements of Section 424(a) of the Code for each Option outstanding;

(b)  Accelerate any applicable vesting provisions; or

(c) Authorize cash payments to Optionees equal to the difference between the aggregate Exercise Price of each Option then outstanding irrespective of the Option's current exercisability and the Fair Market Value of the Shares covered by such Option. Any cash payment which the Company may be required to make pursuant to such Committee authorization shall be made within sixty
     (60) days  following  such  authorization  and fully  discharge any and all obligations the Company may have in connection with the Options. Notwithstanding the forgoing, the Committee shall have no obligation to take any action with respect to any Option in connection with a Reorganization.

7.2 Initial Public Offering. Notwithstanding the registration with the Securities and Exchange Commission of any Shares pursuant to a plan for the initial public offering of the Company's common stock, the applicable vesting schedule shall continue to apply to all Options. Upon the registration of any of the Company's common stock, the optionee must comply with all applicable federal and state securities laws which apply to such Optionees and any stock received upon exercise of any options.

                             ARTICLE VIII

                          Plan Administration

8.1 Administration by Committee. The Plan shall be administered by the Committee. The Committee shall be empowered, subject to the provisions of the Plan and to any other directives issued by the Board, to prescribe, amend and rescind rules and regulations of general application relating to the operation of the Plan and to make all other determinations necessary or desirable for its proper administration. Decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Eligible Participants.

8.2 Indemnification. Neither the Company, any subsidiary thereof, nor any director or officer thereof, nor the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith. The Committee and each of its members shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including reasonable attorneys, fees and costs) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance coverage which may be in effect from time to time.

                              ARTICLE IX

                     Amendment and Discontinuance

The Board is authorized to make such changes in the Plan as it, in its sole discretion, deems necessary. The Board may at any time suspend or discontinue the Plan. No action of the Board or of the stockholders, however, shall alter or impair any Option therefore granted under the Plan except as herein provided.

                               ARTICLE X

                              Adjustments

In the event of a stock dividend, stock split or other subdivision, consolidation, reorganization or similar change in the outstanding shares of Common Stock or capital structure of the Company (collectively, a "Stock Adjustment"), the following shall occur under the Plan: (i) the number of shares of Common Stock reserved or otherwise available under Article II for Options, and subject to outstanding Options, shall be adjusted proportionately (and automatically reduced by any fraction resulting from such adjustment); and (ii) the Exercise Price per share of outstanding Options shall be adjusted so that the aggregate Exercise Price payable pursuant to each outstanding Option after the Stock Adjustment shall equal the aggregate amount so payable prior to the Stock Adjustment. In the event of any dispute concerning such adjustment, the decision of the Committee shall be conclusive. if a Stock Adjustment is made, the Committee shall notify all Optionees of such adjustment within thirty (30) days of making such an adjustment, which notification shall state the adjusted number of shares of Common Stock for which a particular Option is exercisable.

                              ARTICLE XI

                             Miscellaneous

10.1 No Obligation or Entitlement. It is expressly understood that this Plan grants powers to the Committee but does not require their exercise; nor shall any person, by reason of the adoption of this Plan, be deemed to be entitled to the grant of any Option; nor shall any rights be deemed to accrue under the Plan except as Options may actually be granted hereunder.

10.2 Other Grants. The adoption of this Plan shall not preclude the Board from granting options to purchase Shares to any person in connection with his or her service on the Board without reference to, and outside of, this Plan.

10.3 Expenses. All expenses of the Plan, including the cost of maintaining records, shall be borne by the Company.


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                              ARTICLE XII

                        Plan Adoption and Term

This Plan shall become effective upon the (i) adoption by the Board and (ii) approval by the Company's stockholders at an Annual Meeting of Stockholders. This Plan shall continue in effect for ten years from the date of its initial approval by the Company's stockholders. No Option may be granted hereunder after such ten-year period, but Options granted within such ten-year period may extend beyond the termination date of the Plan.